EXHIBIT 21.1

                      TDK MEDIACTIVE INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                                 MARCH 31, 2001


  TDK Mediactive, Inc. (a California corporation)
  Biological Weapons Testing Laboratories, Inc.